SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933
                           ---------------------------
                               Staruni Corporation
             (Exact name of registrant as specified in its charter)

         California                                       95-2210753
         ------------                                 ------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                1642 Westwood Blvd. Los Angeles, California 90024
                -------------------------------------------------
                    (Address of principal executive offices)

                1999 Employee Benefit Plan of Staruni Corporation
                -------------------------------------------------
                            (Full title of the plan)


                      Bruce D. Stuart, 1642 Westwood Blvd.,

                          Los Angeles, California 90024
                          -----------------------------
            (Name, address, including zip code, of agent for service)

   Telephone number, including area code, of agent for service: (310) 470-9358
                                                                 --------------



                         CALCULATION OF REGISTRATION FEE
Title of Securities to be       Amounts to        Proposed Maximum              Proposed Maximum            Amount of
Registered                      be Registered     Offering Price Per            Aggregate Offering          Registration
                                                  Share(1)                      Price                       Fee
Common Stock,                    465,000            $0.28                        $130,200                    $34.78
no  par value
==============================  ================  ============================  =========================== ==================

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of June 5, 2000, a date within five business days prior to the date of filing of this registration statement.

                                EXPLANATORY NOTE

The Company entered into a Fee Agreement for Services , attached hereto as exhibit C, which authorized the issuance of 300,000 shares, issued pursuant to the Employee Benefit Plan of Staruni Corporation dated March 15, 1999, that the Company is registering in this S-8 registration statement. The Fee Agreement for Services provided for the issuance of 300,000 shares of common stock as compensation for services rendered to the Company in conjunction with registration of the Company under Section 12(g) of the Securities Act of 1934. The remaining 165,000 shares, that the Company is registering in this S-8 registration statement, were issued to officers of the Company as bonuses pursuant to the Company's 1999 Employee Benefit Plan.

                              Reoffering Prospectus
                               Staruni Corporation
                1642 Westwood Blvd. Los Angeles, California 90024
                            Telephone (310) 470-9358

                                   June 6, 2000

                           465,000 SHARES COMMON STOCK

The shares of common stock, no par value, of Staruni Corporation ("the "Company") offered hereby (the "Shares") will be sold from time to time by the individuals listed under the Selling Shareholders section of this document (the "Selling Shareholders"). The Selling Shareholders acquired the Shares pursuant to the Company's Employee Benefit Plan (the "Plan") as employee bonuses (165,000 shares) and for legal and consulting services (300,000 shares) that the Selling Shareholders provided to the Company.

 The sales may occur in transactions on the Nasdaq over-the-counter bulletin board market at prevailing market prices, in block transactions with market makers, or in negotiated transactions. The Company will not receive proceeds from any of the sale of the Shares. The Company is paying for the expenses incurred in registering the Shares.

The Shares are "restricted securities" under the Securities Act of 1933 (the "1933 Act") before their sale under the Reoffer Prospectus. The Reoffer Prospectus has been prepared for the purpose of registering the Shares under the 1933 Act to allow for future sales by the Selling Shareholders to the public through compliance with Rule 144(e). To the knowledge of the Company, the Selling Shareholders have no arrangement at this time with any brokerage firm for the sale of the Shares. However, the shareholders may at some future time arrange for block transactions with a Broker-Dealer. The Selling Shareholders may be deemed to be an "underwriter" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

The Company's common stock is currently traded on the Nasdaq Over-the-Counter Bulletin Board under the symbol "SRUN."

This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 5. Certain statements contained in this Prospectus, including, without limitation, statements containing the words "believes," "anticipates," "estimates," "expects," and words of similar import, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our future plans, objectives, expectations and intentions. In evaluating these statements, you should consider the various factors identified in "Risk Factors" section contained herein, which identify important considerations that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements speak only as of the date the statement is made, and the forward-looking information and statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR

DETERMINED WHETHER THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                EXPLANATORY NOTE

This Reoffer Prospectus is being filed by Staruni Corporation, a California Corporation (the "Company") in conjunction with the Company's filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), registering 300,000 shares of the Company's common stock, no par value, which were issued to certain selling shareholders pursuant to the Company's Employee Benefit Plans (the "Plans"). Under cover of the Form S-8 is a Reoffer Prospectus that the Company has prepared in accordance with Part I of Form S-3 under the 1933 Act, as per General Instruction C(1)(a) of Form S-8. The Reoffer Prospectus may be utilized for reofferings and resales of up to 465,000 shares of common stock acquired by the selling shareholders.

TABLE OF CONTENTS

Available Information .........................................................3
Incorporation of Certain Information by Reference .............................4
Risk Factors ..................................................................4
Use of Proceeds ...............................................................8
Selling Security Holders ......................................................8
Plan of Distribution ..........................................................9
Interest of Named Experts and Counsel .........................................9
Legal Matters .................................................................9
Experts .......................................................................9
Signatures ...................................................................14


The date of this Prospectus is June 6, 2000. You should only rely on the information incorporated by reference or provided in this Reoffer Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Reoffer Prospectus or any supplement is accurate as of any date other than the date on the front of this Reoffer Prospectus.

AVAILABLE INFORMATION

The  Company is  subject  to the  informational  requirement  of the  Securities
Exchange Act of 1934 as amended, (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission. The Company has filed all reports required of it for at least the twelve months preceding this filing. Such reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission (the "Commission") in Washington D.C. at 450 Fifth Street, N.W., 20549, and at the following regional offices located at 26 Federal Plaza, Room 1100, New York, New York 10278; 219 Dearborn Street, Room 1228,

Chicago,  Illinois,  60604;  and at 410  Seventeenth  Street,  Suite 700, Denver
Colorado 80202. Copies of these materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Information about the Company is also available on the Internet at the Commission's Web site http://www.sec.gov in the EDGAR Database.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents that the Company filed with the Commission are hereby incorporated by reference into this Prospectus:

          1. The Company's Form 10-SB/A filed with the Securities and Exchange Commission on May 12, 2000.

          2. The description of the Common Stock contained in the Company's Form 10-SB Registration Statement filed on March 22, 2000 under the Securities Act, including any amendment or report filed for the purpose of updating such description.

All documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference into this Prospectus.

The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any and all information incorporated by reference into this Prospectus. Requests for such information may be directed to the Company's CEO, Mr. Bruce D. Stuart, at 1642 Westwood Blvd., Los Angeles, California 90024.

                                  RISK FACTORS

The Shares offered hereby are speculative and involve a high degree of risk. Accordingly, in analyzing this offering, prospective investors should carefully consider the following factors, among others, relating to the Company. Readers are urged to carefully review and consider the various disclosures made by the Company in this Prospectus and in the Company's other Reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect the Company's business.

Nature of the Company's Business. The nature of the Company's business is inherently risky. The Company, is a developmental company engaged in business as an Internet web developer and Internet Service Provider ("ISP"). The Company's main offices are located in Los Angeles, California. The Company provides a wide array of Internet services tailored to meet the needs of individual and business customers, including customers with little or no online experience. The Company does business mainly in southern California. The Company operates its ISP business through its Cyberhotline Division, and advertises itself as Cyberhotline.

The Company provides a number of value-added services, such as dedicated high-speed access, news access, Web hosting and server co-location. The Company plans to evaluate and develop potential new value-added services, and will seek to leverage its current sales, marketing and network capabilities in an attempt to create additional revenue opportunities.

Limited Operating History. The Company has been in operation for a relatively short period of time. The Company's future prospects are based upon an extremely limited operating history. A potential investor should consider that the Company's prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the early stage of development in new and rapidly evolving markets. As of March 31, 2000 the Company had an accumulated deficit of $503,255. Although the Company has experienced a growth in revenues in recent months, there can be no assurance that the Company's revenues will continue to increase. The Company has not achieved profitability to date, and it is anticipated that the Company will continue to incur net losses for the foreseeable future. The Company expects to increase operating expenses in an attempt to expand sales and marketing operations and to continue to develop and extend its Internet related services. If these expenses exceed revenues, the business of the Company could be materially and adversely affected.

The extremely limited operating history of the Company and the uncertain nature of the markets addressed by the Company make the prediction of future results of operations difficult or impossible. Therefore our recent revenue growth should not be taken as indicative of the rate of revenue growth, if any, that can be expected in the future. The Company believes that period-to-period comparisons of the Company's results of operations are not necessarily meaningful and an investor should not rely on the results for any period as an indication of future performance.

Future Capital Needs. To date the Company has relied mostly on private funding from the sale of restricted shares of common stock of the Company and short term borrowing to fund operations. To date the Company has generated little revenue and has extremely limited cash liquidity and capital resources. The Company's future capital requirements will depend on many factors, including the Company's ability to market its services successfully, its cash flow from operations, and competing market developments. The Company's business plan requires additional funding beyond the proceeds previously generated from the sale of restricted common stock. Consequently, although the Company currently has no specific plans or arrangements for financing, it intends to raise funds through private placements, public offerings or other financings. Any equity financings would result in dilution to then existing shareholders. Additionally, sources of debt financing may result in higher interest expense. Any financing, if available, may be on terms unfavorable to the Company. If adequate funds are not obtained, the Company may be required to reduce or curtail operations. The Company currently anticipates that its existing capital resources may not be adequate to satisfy its current operating expenses and capital requirements for the next full fiscal year. Consequently, the Company may have to secure additional financing in order to develop its business plan.

Competition. The market for the provision of Internet access to individuals is extremely competitive and highly fragmented. There are no substantial barriers to entry, and the Company expects that competition will continue to intensify. The Company believes that the primary competitive factors determining success in this market are a reputation for reliability and service, access speed, effective customer support, pricing, creative marketing, easy-to-use software and geographic coverage. Other important factors include the timing of introductions of new products and services and industry and general economic trends. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, financial condition and results of operations.

The Company's current and prospective competitors include many large companies that have substantially greater market presence and financial, technical, marketing and other resources than the Company. The Company currently competes or expects to compete with the following types of Internet access providers: (i) national commercial providers, such as Verio, Inc., Mindspring Enterprises, Inc. and EarthLink Network, Inc.; (ii) numerous regional and local commercial providers, which vary widely in quality, service offerings and pricing such as Website Services, Inc. and PDQ Net, Inc.; (iii) established online commercial information service providers, such as America Online, Inc.; (iv) computer hardware and software and other technology companies, such as International Business Machines Corporation, Microsoft Corp. and Gateway, Inc.; (v) national telecommunications providers, such as AT&T, MCI, Sprint and WinStar Communications, Inc.; (vi) regional telecommunications providers, such as SBC Communications and IXC Communications; (vii) cable operators, such as Tele-Communications, Inc., Time Warner, Inc., TCA Cable, Inc. and Marcus Cable, Inc.; (viii) wireless communications companies; (ix) satellite companies; and
(x) nonprofit or educational Internet access providers; (xi) Free access ISP's such as Netzero, Freeinet and Alta Vista. The Company has recently announced plans to implement a free access, ad-supported ISP in the year 2000. It has also announced plans to implement a free high speed DSL Service, also in the year 2000.

There are more than 4,000 national, regional and local ISPs. Some of these ISPs have chosen to focus on business customers, others on individual customers. Most national ISPs have made a major investment in a network infrastructure in anticipation of future high subscriber growth. As a result, many national ISPs have been experiencing an extended period of losses as they work to build a profitable base of customers in each of the many markets they serve. In addition to such losses, some national ISPs are exposed to a high level of technological obsolescence risk as Internet access technology continues to evolve. At the other end of the spectrum, many regional and local ISPs, including the Company, which have a much lower investment in a network infrastructure, may lack the necessary marketing skills and resources necessary to build a sufficient customer base to allow the Company to operate profitably.

Although the Company believes that it has the human and technical resources to pursue its business strategy and to compete effectively in this competitive environment, its success will depend on its continued ability to profitably provide high quality, high value Internet services at prices and with service generally competitive with or better than that of our competitors. The Company expects to encounter continued competition from major local and national ISPs. The Company may be subject to additional competition due to the development of new technologies and increased availability of local and national ISP services. A continuing trend toward business combinations and alliances in the Internet industry may create significant new competitors, which may have financial, personnel and other resources significantly greater than those of the Company. The Company cannot predict which of many possible future product and service offerings will be important to maintain its competitive position or what expenditures will be required to develop and provide such products and services. The market for ISP services is relatively new, intensely competitive and rapidly changing. Since the advent of commercial services on the Internet, the number of ISPs and online services competing for user's attention and spending has proliferated because of, among other reasons, the absence of substantial barriers to entry, and the Company expects competition will continue to intensify.

The Company can make no representations or assurances that its business will be successful, that its market share will increase, that there will not be increased competition or that its attempts to grow its business will ever be realized due to the intensity of competition.

Concentration of Stock Ownership. As of March 31, 2000, the present directors and executive officers of the Company beneficially owned approximately 20.8% of the Company's outstanding common stock. As a result of their ownership, the directors and executive officers are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change of control of the Company.

Maintenance of Customer Base. The Company's customers are not obliged to continue to purchase services from the Company on any long-term basis. There can be no assurance that customers will continue to buy services from the Company over any extended period of time. In the event that a significant portion of the Company's customers decided to purchase services from other service providers, there can be no assurance that the Company would be able to replace its customer base from other sources. Loss of a significant portion of our customers would have a material adverse affect on our results of operations and financial condition.

Government Regulation. The Company is subject to the same federal, state and local laws as other companies conducting business on the Internet. Today, there are relatively few laws specifically directed toward online services. However, due to the increasing popularity and use of the Internet and online services, it is possible that laws and regulations may be adopted with respect to the Internet or online services. These laws and regulations could cover issues such as online contracts, user privacy, freedom of expression, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Applicability to the
Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy are uncertain. Several states have proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. One or more states may attempt to impose such regulations upon the Company in the future, which could possibly harm the Company's business.

The Federal Trade Commission has recently begun a proceeding with one online service regarding the manner in which personal information is collected from users and provided to third parties. Changes to existing laws or the passage of new laws intended to address such issues could possibly affect the way the Company does business or might create uncertainty in the marketplace. This could reduce demand for the services of the Company or possibly increase the cost of doing business as a result of litigation costs or increased service delivery costs, or might otherwise harm the Company's business.

Due to the increasing popularity and use of the Internet, it is possible that additional laws and regulations may be adopted with respect to the Internet. Such new laws or regulations may cover issues such as content, privacy, pricing, encryption standards, consumer protection, electronic commerce, taxation, copyright infringement and other intellectual property issues. The Company cannot predict the impact, if any, that any future regulatory changes or development may have on its business, financial condition and results of operations. Changes in the regulatory environment relating to the Internet access industry, including regulatory changes that directly or indirectly affect telecommunication costs or increase the likelihood or scope of competition from regional telephone companies or others, could have a material adverse effect on the Company's business, financial condition and results of operations.

Adverse Effect of Rapid Technological Change and Service. The computer and Internet industry has been characterized by rapid technological change, frequent new service introductions and evolving industry standards. The Company believes its future success will depend on its ability to anticipate such changes and to offer services on a timely basis that will meet those evolving standards and needs. There can be no assurance that the Company will have sufficient resources to make necessary investments or to introduce new products or services that would satisfy an expanding range of user needs.

Volatility of Stock Price. The market price for shares of the Common Stock has varied significantly and may be volatile depending on news announcements or changes in general market conditions. In particular, news announcements, quarterly results of operations, competitive developments, litigation or governmental regulatory action impacting the Company may adversely affect the Common Stock price. In addition, because the number of shares of Common Stock held by the public is relatively small, the sale of a substantial number of shares of the Common Stock in a short period of time could adversely affect the market price of the Common Stock.

No Dividends. The Company has never paid cash dividends on its Common Stock and does not anticipate paying cash dividends on its Common Stock in the next year. The Company plans on paying dividends as it becomes more profitable, but until this occurs, the Company's Common Stock is not a suitable investment for persons requiring current income.

Dependence on Management. The Company is substantially dependent upon two key individuals within its management, Bruce D. Stuart, and Mike Petrusis. The loss of the services of either one of these individuals could have a material adverse impact upon the Company. The Company believes it will have a need in the future for additional qualified management and marketing personnel. The Company believes its future success will depend in part upon its ability to attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful in attracting and retaining such personnel. Competition for such personnel is intense.

Limited Market for Stock. The Company's stock is presently trading on the OTC bulletin board maintained by Nasdaq under the symbol SRUN. Nevertheless, there has been limited volume in trading in the public market for the common stock, and there can be no assurance that a more active trading market will develop or be sustained. The market price of the shares of common stock is likely to be
highly  volatile  and  may  be   significantly   affected  by  factors  such  as
fluctuations in our operating results, announcements of technological innovations or new products and/or services by us or our competitors, governmental regulatory action, developments with respect to proprietary rights and general market conditions.

Conflicts of Interest. Our officers and directors may have conflicts of interest. Officers and directors of the Company may in the future participate in business ventures which could be deemed to compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event the Company's officers or directors are involved in the management of any firm with which the Company transacts business.

USE OF PROCEEDS

The Company will not receive any of the proceeds form the sale of shares of common stock by the Selling Shareholders.

SELLING SECURITY HOLDERS

The Shares of the Company to which this Reoffer Prospectus relates are being registered for reoffers and resales by the Selling Shareholders, who acquired the Shares pursuant to the Company's Stock Benefit Plan for legal and consulting services they provided to the Company. The Selling Shareholders may resell all, a portion or none of such Shares from time to time. The shareholders selling shares under this registration reserve the sole right to accept or reject, in whole or in part, any proposed sale of shares.

The table below sets forth with respect to the Selling Shareholders, based upon information available to the Company as of June 5, 2000, the number of Shares owned, the number of Shares registered by this Reoffer Prospectus and the number and percent of outstanding Shares that will be owned after the sale of the registered Shares assuming the sale of all of the registered Shares.


Selling                  Number of Shares         Number of Shares        Number of Shares         Percentage of
Shareholders             Owned Before Sale        Registered by           Owned After Sale         Shares Owned after
                                                  Prospectus                                       Sale
Richard D. Surber             270,000                  270,000                       0                  0%
Edward T. Wells                20,000                   20,000                       0                  0%
Allan Merrill                   5,000                    5,000                       0                  0%
Julianne Piirala                5,000                    5,000                       0                  0%
Bruce Stuart                2,374,444                  140,000               2,234,444                 16%
Mike Petrusis                 685,000                   25,000                 660,000                4.7%

The Corporation's common stock trades on the NASD OTC:BB under the symbol "SRUN", the closing price per share of the common stock was reported as $0.28 on June 5, 2000.

PLAN OF DISTRIBUTION

The Selling Shareholders may sell the Shares for value from time to time under this Reoffer Prospectus on one or more transactions on the Over-the-Counter
Bulletin Board maintained by Nasdaq, or other exchange, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. Such sales may be made through Broker-Dealers, Agents or directly to one or more purchasers. Such sales shall be in compliance with all of the requirements of Rule 144(e). The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The Selling Shareholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of the Shares owned by them may be deemed to be underwriting discounts and commissions under the 1933 Act. All selling and other expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders. There is no assurance that the Selling Shareholders will sell all or any portion of the Shares offered. The Company will pay all expenses in connection with this offering and will not receive any proceeds from sale of any shares by the Selling Shareholders.

INTEREST OF NAMED EXPERTS AND COUNSEL

Richard D. Surber, an attorney licensed to practice law in the State of California, and a selling shareholder herein, is named herein as having rendered an opinion on the validity of the securities being registered herein and with respect to legal matters concerning the registration and offering of the securities referred to herein. Mr. Surber owns, and is offering for sale pursuant to this reoffering prospectus, 270,000 shares of the Company's no par value common stock which represents 1.94% of the issued and outstanding shares of the Company. The shares were received by Mr. Surber for services rendered to the Company with respect to its filings with the Securities and Exchange Commission.

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by Richard D. Surber, Attorney at Law. Mr. Surber holds 270,000 shares of the Company's Common Stock. Co- employees of Mr. Surber currently hold an additional 30,000 shares of the Company's Common Stock.

 EXPERTS

The Audited financial statements for the years ended September 30, 1999 and 1998 unaudited financial statements for the periods ended March 31, 2000 and 1999 of Staruni Corporation, have been incorporated by reference in this Registration Statement from the Form 10-SB/A filed May 12, 2000 in reliance on the report of Sellers & Associates, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by Staruni Corporation, a California corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

          1. The Company's Form 10-SB/A filed with the Securities and Exchange Commission on May 12, 2000.

          2. The description of the Common Stock contained in the Company's Form 10-SB Registration Statement filed on March 22, 2000 under the Securities Act, including any amendment or report filed for the purpose of updating such description.

Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's initial Form 10-SB Registration Statement filed with the Commission on March 22, 2000, and any amendment or report filed for the purpose of updating such description. Said description is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")

Item 5. Interests of Named Experts and Counsel

 Richard D. Surber, an attorney licensed to practice law in the State of California, is named herein as having rendered an opinion on the validity of the securities being registered herein and with respect to legal matters concerning the registration and offering of the securities referred to herein. Mr. Surber owns, 270,000 shares of the Company's no par value common stock which represents 1.94% of the issued and outstanding shares of the Company. The shares were received by Mr. Surber for services rendered to the Company with respect to its
Section 12G filings with the Securities and Exchange Commission.

Item 6. Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to members of the board of directors, officers, employees, or persons controlling the Company pursuant to the immediately subsequent provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Section 204(10) of the California General Corporation Law allows a Corporation, in its Articles of Incorporation, to limit or eliminate the personal liability of Directors for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties as set forth in Section 309 of the California General Corporation Laws, provided, however, that such provisions may not eliminate or limit the liability of directors for acts or omissions involving intentional misconduct or a knowing and culpable violation of law, acts or omissions a director believes to be contrary to the best interests of the corporation or its shareholders, transactions wherein the director derived an improper personal gift, acts or omissions that show a reckless disregard for the director's duties to the corporation or its shareholders, acts or omissions constituting an unexcused pattern of inattention amounting to an abdication of duty.

Section 204(11) of the California General Corporation Law allows for indemnification of a corporation's officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company.

In accordance with the provisions referenced above, the Company will indemnify to the fullest extent permitted by its Articles and bylaws, and in the manner permissible under the laws of the State of California, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, will have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he or she is or was an employee of the Company.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities ( other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the Sections of the California General Corporation Law set forth above and the provisions of the Company's Bylaws and the Company's Articles of Incorporation, or any amendments thereto.

Item 7.   Exemption from Registration Claimed

Shares have previously been issued to employees, consultants and attorneys of the Company under the provisions of the Company's 1999 Employee Benefit Plan, which shares are "restricted securities" as that term is defined in Rule 144(a)(3). The shares were issued for bona fide services rendered to the Company which services did not involve the sale or offer of securities in a capital raising transaction, and did not involve, directly or indirectly, the promotion of or maintenance of a market for the Company's securities. The shares were issued pursuant to Rule 701 of Regulation D under the Securities Act of 1933.

These restricted securities may be re-offered or resold in the future, as allowed by Rule 415, pursuant to this S-8 registration statement.

Item 8. Exhibits.

The exhibits attached to this Registration Statement are listed in the Exhibit Index, which is found on page 15.

Item 9.  Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, California, on June 6, 2000.

                                                     Staruni Corporation

                                               By: /S/Bruce D. Stuart
                                                 --------------------------
                                                  Bruce D. Stuart, as President
                                                    /CEO & Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                           Title                           Date

By: /S/Bruce D. Stuart             Director                     June 6, 2000
----------------------
Bruce D. Stuart



By: /S/Mike Petrusis                 Director                   June 6, 2000
----------------------
Mike Petrusis

                       INDEX TO EXHIBITS

                                                                  Sequentially
Exhibits  SEC Ref. No.    Description of Exhibit                 Numbered Pages
--------  ------------    ----------------------                 --------------
A           5, 23(b)     Opinion and consent of Counsel               16
                         with respect to the legality of
                         the issuance of securities being
                         issued

B            23(a)       Consent of Accountant                        19

C              10        Fee Agreement for Services                   20

D              10        1999 Employee Benefit Plan                   22



                                       15